                           SUBSIDIARIES OF THE COMPANY


Name of Subsidiary                                            Jurisdiction
------------------                                            ------------
Department 56 Retail, Inc.                                    Minnesota

Department 56 Sales, Inc.                                     Minnesota

D 56, Inc.                                                    Minnesota

CAN 56, Inc.                                                  Minnesota

Axis Holdings Corporation                                     Delaware